SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Cablevision Systems Corporation
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             (Exact Name of Registrant as Specified in Its Charter)




               Delaware                                  11-3415180
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(State of Incorporation or Organization)     I.R.S. Employer Identification No.)

        1111 Stewart Avenue
         Bethpage, New York                                11714
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(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g)
of the Exchange and is effective pursuant           of the Exchange and is effective pursuant
to General Instruction A.(c), please check the      to General Instruction A.(d), please check the
the following box. [X]                              the following box. [_]

Securities to be registered pursuant to Section 12 (b) of the Act:

       Title of Each Class                   Name of Each Exchange on Which Each
       to be so Registered                       Class is to be Registered
----------------------------------           -----------------------------------

Rainbow Media Group Class A Common              New York Stock Exchange, Inc.
Stock, par value $.01 per share

Cablevision NY Group Class a Common             New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:  None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Cablevision NY Group Class A Common Stock, par value $.01 per share, and the Rainbow Media Group Class A Common Stock, par value $.01 per share (collectively, the "Stock"), of Cablevision Systems Corporation (the "Registrant") registered herein is contained under the caption "Description of Cablevision NY Group Common Stock and Rainbow Media Group Tracking Stock" in the definitive proxy statement, constituting part of the Registrant's Proxy Statement on Schedule 14A (the "Proxy Statement") relating to the Stock, filed with the Securities and Exchange Commission pursuant to Section 14 (a) under the Securities Exchange Act of 1934, as amended, on October 13, 2000.

         The description of the Stock contained in the Proxy Statement is hereby incorporated by reference into this Form 8-A. A copy of such description has also been filed with the New York Stock Exchange, Inc.

ITEM 2.  EXHIBITS.


Exhibit No.                          Description
----------                           ------------

   3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex II of the Proxy Statement).

   3.2           By-laws of the Registrant (incorporated by reference to Exhibit
                 3.2 of the Registrant's Registration Statement on Form S-4, dated January 20, 1998 (File 333-44547)).

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CABLEVISION SYSTEMS CORPORATION


                                            By:      /s/ Andrew B. Rosengard
                                               ---------------------------------
                                               Name:   Andrew B. Rosengard
                                               Title:  Executive Vice President,
                                                       Finance and Controller


Date:    March 9, 2001